CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We have issued our reports dated February 28, 2025 with respect to the consolidated financial statements and internal control over financial reporting of Simpson Manufacturing Co., Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2024, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement. San Francisco, California May 12, 2025 Exhibit 23.1